EXHIBIT 4.4

CONVERTIBLE NOTE PURCHASE AGREEMENT

This Convertible Note Purchase Agreement (the “Agreement”) is made as of January___, 2018 by and between INVO Bioscience, Inc., a Nevada corporation (the “Company”), and the undersigned (the “Investor”).

1.     Purchase and Sale; Closing.

1.1     Purchase of Note. Subject to the terms and conditions of this Agreement, the Company agrees to sell to the Investor, and the Investor agrees to purchase from the Company, a Convertible Promissory Note (the “Note”) in substantially the form attached hereto as Exhibit A in the principal amount set forth on the signature page hereto. The Note will be convertible into equity securities of the Company upon the terms and conditions contained in the form of Note attached hereto as Exhibit A. Shares of equity securities of the Company issued upon conversion of the Note are referred to herein as the “Note Shares.”

1.2     Closing. The closing of the sale and issuance of the Note shall be held at such time and place upon which the Company and the Investor shall agree (hereinafter referred to as the “Closing”). The date of the Closing is referred to herein as the “Closing Date.”

2.     Representations of the Company.

The Company represents and warrants to the Investor as follows:

2.1     Organization and Standing. The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Nevada and is in good standing under such laws.

2.2     Corporate Power. The Company will have at the Closing all requisite legal and corporate power and authority to execute and deliver this Agreement, to sell and issue the Securities and to carry out and perform its obligations under the terms of this Agreement.

2.3     Authorization. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Note and the performance of all of the Company’s obligations hereunder and thereunder has been taken or will be taken prior to the Closing. This Agreement and the Note, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Note Shares, when issued in compliance with the provisions of the Note, will be validly issued, fully paid, and will be free of any liens or encumbrances, assuming that the Investor takes the Note Shares with no notice thereof, other than any liens or encumbrances created by or imposed upon the Investor; provided, however, that the Note Shares will be subject to restrictions on transfer under state and/or federal securities laws.

2.4     Finder’s Fees. Regarding any compensation from the Company by reason of any contract or understanding or contact with the Company as a finder or broker in connection with this sale and purchase of the Note contemplated by this Agreement, the Company agrees to indemnify and hold the Investor harmless against and respect of any claim of brokerage or other commissions or similar fees relative to this Agreement or the transactions contemplated hereby which arises as a result of a contract or understanding made by the Company with any such broker or finder in connection with this sale and purchase of the Note and contemplated by this Agreement.

2.5     Maximum Offering. The Company intends to sell a maximum of $1.5 million of notes to investors

2.6     Subsequent Debt Offering. The Company agrees that it will prohibit any subsequent senior debt offering for as long as any existing notes sold under this offering remain outstanding.

3.     Representations of Investors. The Investor hereby represents and warrants to the Company with respect to its purchase of the Note as follows:

3.1     Investment. The Investor understands that the investment in the Securities is a speculative investment and represents that it is aware of the business affairs and financial condition of the Company and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Note, and that it is purchasing the Note for investment for its own account only and not with a view to, or for resale in connection with, any “distribution” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) or applicable state securities laws. The Investor further represents that it understands that the Securities have not been registered under the Securities Act or applicable state securities laws by reason of specific exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of the Investor’s investment intent as expressed herein. The Investor acknowledges and understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state securities laws or unless exemptions from such registration and qualification requirements are available and that the Company is under no obligation to register or qualify the Securities.

3.2     Accredited Investor. The Investor is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.3     Access to Data. The Investor acknowledges that it has received and reviewed this Agreement and exhibits hereto. The Investor has had an opportunity to discuss the Company’s business, management and financial affairs with its officers and directors.

3.4     No Finder’s Fees. No person is entitled, directly or indirectly, to compensation from the Investor by reason of any contract or understanding or contact with the Investor as a finder or broker in connection with the sale and purchase of the Note contemplated by this Agreement. Investor agrees to indemnify and hold the Company harmless against and in respect of any claim for brokerage or other commissions or similar fees relative to this Agreement or the transactions contemplated hereby which arises as a result of a contract or understanding made by the Investor with any such broker or finder in connection with the sale and purchase of the Note contemplated by this Agreement.

3.5     Legends. The Investor understands that the Securities, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

(a)     “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(b)     Any legend required by the blue sky laws of any state to the extent such laws are applicable to the Securities represented by the certificate so legended.

4.     Condition to Investor’s Obligations at Closing. The Investor’s obligation to purchase the Note at the Closing is subject to the fulfillment on or prior to the Closing Date of the following condition:

4.1     Representations and Warranties Correct. The representations and warranties made by the Company in Section 2 hereof shall be true and correct when made and shall be true and correct on the Closing Date.

5.     Conditions to the Company’s Obligations at Closing. The Company’s obligation to sell and issue the Note at the Closing is subject to the fulfillment of the following conditions:

5.1     Representations and Warranties Correct. The representations and warranties made by the Investor in Section 3 hereof shall be true and correct when made and shall be true and correct on the Closing Date.

5.2     Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

5.3     Board Approval. The Company’s Board of Directors shall have authorized the sale and issuance of the Securities.

6.     Miscellaneous.

6.1     Governing Law; Venue. This Agreement and the Note shall in all respects be governed by and construed and enforced in accordance with the laws of the State of Nevada, as such laws apply to contracts entered into and wholly to be performed within such state. The parties expressly stipulate that any litigation under this Agreement shall be brought in the state courts of Clark County. The parties agree to submit to the exclusive jurisdiction and venue of those courts.

6.2     Arbitration. Any claims arising under this Note, except for any such claims for which injunctive relief is sought, shall be resolved in binding arbitration with a duly authorized representative of the American Arbitration Association (“AAA”) in accordance with the provisions hereof and thereof. Either the Company or the Investor may submit the matter to binding arbitration before the AAA in Clark County, Nevada, which arbitration shall be final and binding on the parties and the exclusive method, absent agreement between the Company and the Investor, for purposes of determining the ability of the Company or the Investor to satisfy such claim. All claims shall be settled by a single arbitrator appointed in accordance with the Commercial Arbitration Rules then in effect of the AAA (the “AAA Rules”). The arbitrator shall render a final decision pursuant to the AAA Rules within thirty (30) days after filing of the claim. The final decision of the arbitrator shall be furnished to the Company and the Investor in writing and shall constitute the conclusive determination of the issue in question binding upon the Company and the Investor, and shall not be contested by any of them. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrator’s decision. The prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief that such party may be entitled. For purposes of this Agreement, the prevailing party shall be that party in whose favor final judgment is rendered or who substantially prevails, if both parties are awarded judgment

6.3     Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, provided, however, that the rights of the Investor to purchase the Note shall not be assignable without the consent of the Company and provided further that the Company may not assign its rights hereunder.

6.4     Entire Agreement; Amendment. This Agreement, the Note and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

6.5     Notices, etc. All notices, waivers and other communications under this Agreement shall be in writing and shall be delivered in person, via facsimile machine, via email, sent by nationally-recognized overnight delivery service, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed (a) if to the Investor, at the address of the Investor set forth on the signature page of this Agreement, or (b) if to the Company, to the attention of its Chief Executive Officer at its principal offices at 407 Rear Mystic Avenue, Suite 34C, Medford, MA 02155. Unless otherwise specified in this Agreement, all such notices, waivers and other written communications shall be effective (and considered delivered and received for the purposes of this Agreement) (i) if physically delivered, upon documented receipt, (ii) if by facsimile machine during normal business hours upon transmission with confirmation of receipt by the receiving party’s facsimile terminal and if not sent during normal business hours, then on the next day, (iii) if by email during normal business hours, upon transmission with confirmation of receipt, and if not sent during normal business hours, then on the next day; (iv) if sent by nationally-recognized overnight delivery service, on the date following the date on which such notice is delivered to such overnight delivery service for mailing, or (v) if mailed via first-class regular mail, three days after depositing in the U.S. Mail. Contact information for purposes of notice may be changed from time to time by either party by providing updated information to the other party.

6.6     Expenses; Attorneys’ Fees. Each of the Company and the Investor shall each bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, if any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement and the Note, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.7     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the party or parties actually executing such counterparts, and all of which together shall constitute one instrument.

6.8     Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

The foregoing Agreement is hereby executed as of the date first above written.

COMPANY:

INVO BIOSCIENCE, INC.

By:

          Kathleen Karloff

          Chief Executive Officer

Email: kkarloff@invobio.com

Address: 407 Rear Mystic Avenue, Suite 34C

 Medford, MA 02155

Facsimile: (978) 878-9505

INVESTOR:

________________________________

By:

Signature

Print Name

Its:

Title

Email:

Investment Amount: $

                                                                  Dollars (U.S.)

__________________________

___________________________

Facsimile: ()

Tax ID:

5